                                                                     Exhibit 4.3

                             SUPPLEMENTAL INDENTURE
                             ----------------------


          SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
                                        ----------------------
February 22, 2002 among the guarantors listed on the signature pages attached hereto (each, New Guarantor " "), a subsidiary of Gameco, Inc. (or its
        -------------------
successor), a Delaware corporation (the Company"), and Wells Fargo Bank
                                    -----------
Minnesota, National Association, as " trustee under the Indenture referred to below (the Trustee"). "
       -----------

                              W I T N E S S E T H :
                              - - - - - - - - - -


          WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the Indenture"),
                                                                -------------
dated as of February 8, 2002, providing for the issuance of its 11 7/8% " Senior Secured Notes due 2009 (the "Notes");
                        ---------

          WHEREAS Section 4.18 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

          WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

          1.   Definitions. (a) Capitalized terms used herein without definition
               -----------
shall have the meanings assigned to them in the Indenture.


          (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

          2.   Agreement to Guarantee. The New Guarantor hereby agrees, jointly
               ----------------------
and severally with all other Guarantors, to Guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, the New Guarantor shall be a Guarantor for all purposes under the Indenture and the Notes.


          3.   Ratification of Indenture; Supplemental Indenture Part of
               ---------------------------------------------------------
Indenture. Except as expressly amended hereby, the Indenture is in all respects
---------
ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

          4.   Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY
               -------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

          5.  Trustee Makes No Representation. The Trustee shall not be
              -------------------------------
responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

          6.  Multiple Counterparts. The parties may sign multiple counterparts
              ---------------------
of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

          7.  Headings. The headings of this Supplemental Indenture have been
              --------
inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                     [Remainder of page intentionally blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date and year first above written.


                                               NEW GUARANTORS:



                                               BLACK HAWK GAMING & DEVELOPMENT
                                                      COMPANY, INC.



                                               By: /s/ Stephen R. Roark
                                                   ------------------------
                                                    Name: Stephen R. Roark
                                                    Title: President



                                               GOLD DUST WEST CASINO, INC.



                                               By: /s/ Stephen R. Roark
                                                   ------------------------
                                                    Name: Stephen R. Roark
                                                    Title: Vice President and
                                                           Secretary



                                               GILPIN VENTURES, INC.



                                               By: /s/ Stephen R. Roark
                                                   ------------------------
                                                    Name: Stephen R. Roark
                                                    Title: President

                                        GILPIN HOTEL VENTURE


                                          By: GILPIN VENTURES, INC., its partner

                                                       /s/ Stephen R. Roark
                                              By:_______________________________
                                                  Name: Stephen R. Roark
                                                  Title: President





                                          By: BLACK HAWK GAMING & DEVELOPMENT
                                             COMPANY, INC., its partner

                                                       /s/ Stephen R. Roark
                                              By:_______________________________
                                                  Name: Stephen R. Roark
                                                  Title: President


                                        BLACK HAWK/JACOBS ENTERTAINMENT LLC

                                          By: BH ENTERTAINMENT, LTD., its co-
                                           manager


                                              By: JACOBS ENTERTAINMENT LTD.,
                                                  its manager

                                                       /s/ Jeffrey P. Jacobs
                                                  By:___________________________
                                                     Name: Jeffrey P. Jacobs
                                                     Title: President


                                          By: BLACK HAWK GAMING & DEVELOPMENT
                                           COMPANY, INC, its co-manager

                                                       /s/ Stephen R. Roark
                                              By:_______________________________
                                                  Name: Stephen R. Roark
                                                  Title: President

                                          DIVERSIFIED OPPORTUNITIES GROUP LTD.



                                          By: /s/ Jeffrey P. Jacobs
                                             ----------------------------------
                                             Name: Jeffrey P. Jacobs
                                             Title:


                                          JALOU L.L.C.



                                          By: /s/ Ian M. Stewart
                                             ----------------------------------
                                             Name: Ian M. Stewart
                                             Title: President and Manager



                                          HOUMA TRUCK PLAZA & CASINO, L.L.C.



                                          By: /s/ Ian M. Stewart
                                             ----------------------------------
                                             Name: Ian M. Stewart
                                             Title: President and Manager



                                          BAYOU VISTA TRUCK PLAZA AND CASINO,
                                             L.L.C.



                                          By: /s/ Ian M. Stewart
                                             ----------------------------------
                                             Name: Ian M. Stewart
                                             Title: President and Manager



                                          LUCKY MAGNOLIA TRUCK STOP AND CASINO
                                             L.L.C.



                                          By: /s/ Ian M. Stewart
                                             ----------------------------------
                                             Name: Ian M. Stewart
                                             Title: President and Manager


                                          JALOU-CASH'S L.L.C.


                                          By: /s/ Ian M. Stewart
                                             ----------------------------------
                                             Name: Ian M. Stewart
                                             Title: President and Manager

                                          RACELAND TRUCK PLAZA AND CASINO,
                                             L.L.C.



                                          By: /s/ Ian M. Stewart
                                             ----------------------------------
                                             Name: Ian M. Stewart
                                             Title: President and Manager



                                          JALOU II INC.



                                          By: /s/ Ian M. Stewart
                                             ----------------------------------
                                             Name: Ian M. Stewart
                                             Title: President



                                          WINNER'S CHOICE CASINO, INC.



                                          By: /s/ Ian M. Stewart
                                             ----------------------------------
                                             Name: Ian M. Stewart
                                             Title: President



                                          JACE, INC.



                                          By: /s/ Ian M. Stewart
                                             ----------------------------------
                                             Name: Ian M. Stewart
                                             Title: President



                                          THE COMPANY:



                                          GAMECO, INC.



                                          By: /s/ Jeffrey P. Jacobs
                                             ----------------------------------
                                             Name: Jeffrey P. Jacobs
                                             Title: President

                                             THE TRUSTEE:



                                             WELLS FARGO BANK MINNESOTA,
                                                NATIONAL ASSOCIATION



                                             By: /s/ Robert L. Reynolds
                                                ------------------------
                                                Name: Robert L. Reynolds
                                                Title: Vice President